Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES TO BE FEATURED ON MARKET NEWS FIRST
CEO Leigh Abrams Scheduled for Live Interview on MN1.com Aug. 29 at 10:30 a.m. ET

White Plains, New York - August 28, 2006 - Leigh Abrams, President and CEO of Drew Industries Incorporated (NYSE: DW), will be featured live on Market News First (www.MN1.com) for an exclusive interview with the MN1 news team.

Abrams will discuss Drew’s growth story and also answer questions from the audience. The segment, scheduled for Aug. 29, 2006 at 10:30 a.m. ET, will be broadcast live on MN1.com. To listen to the interview, visit www.MN1.com and activate the free player. An archive of the interview will also be available in podcast format.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

About Market News First
Market News First (www.MN1.com) is an online market news provider which brings investors current news on the market. Market News First is the only online live radio web site that brings real market news to investors and features live interaction with companies from the Bulletin Board to NYSE. Through daily live press conferences, Market News First brings investors up to date on established companies and informs investors of the newest opportunities within the market. Market News First offers one-on-one interviews with the presidents and CFOs of companies, answering questions from investors and providing them with insight into the companies’ present condition and future plans.

Forward-Looking Statements
This interview may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the interview that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues and income are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Forward-looking statements, therefore, should be considered in light of various important factors. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of the Company’s customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.
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